Exhibit 99.1

News
For Immediate Release
4 Landmark Square
Suite 400
Stamford, CT 06901

Telephone: 203-975-7110
Fax: 203-975-7902

Contact:
Robert B. Lewis
(203) 406-3160

SILGAN EXTENDS EXCHANGE OFFERS FOR ITS 4⅛% SENIOR NOTES
DUE 2028 AND ITS 2¼% SENIOR NOTES DUE 2028

STAMFORD, CT, July 15, 2020 -- Silgan Holdings Inc. (Nasdaq:SLGN), a leading supplier of sustainable rigid packaging solutions for consumer goods products, today announced that it has extended its offers to exchange any and all of its $600 million aggregate principal amount of its 4⅛% Senior Notes due 2028 and any and all of its €500 million aggregate principal amount of its 2¼% Senior Notes due 2028, which were issued in private placements, for an equal principal amount of its 4⅛% Senior Notes due 2028 and its 2¼% Senior Notes due 2028, respectively, which have been registered under the Securities Act of 1933, as amended. The exchange offers, which had been scheduled to expire at 5:00 p.m., New York City time, on July 15, 2020, will now expire at 5:00 p.m., New York City time, on July 22, 2020, unless further extended by the Company. As of 5:00 p.m., New York City time, on July 15, 2020, the original expiration date of the exchange offers, the exchange agent for the exchange offers advised the Company that approximately 95.0% of the aggregate outstanding principal amount of the unregistered 4⅛% Senior Notes due 2028 and approximately 99.9% of the aggregate outstanding principal amount of the unregistered 2¼% Senior Notes due 2028 had been validly tendered for exchange. The Company has elected to extend the exchange offers in order to allow additional time for holders of the notes to respond to the exchange offers.

The exchange offers are subject to the terms and conditions set forth in the prospectus, dated June 11, 2020, and the corresponding letter of transmittal distributed in connection with the exchange offers.
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SILGAN HOLDINGS
July 15, 2020

Except for the extension of the expiration date as described above, all other terms and conditions of the exchange offers set forth in such prospectus and letter of transmittal remain in full force and effect. Requests for assistance or for copies of documents related to the exchange offers, including the prospectus and the letter of transmittal, should be directed to U.S. Bank National Association, the exchange agent, at (800) 934-6802.

This press release is not an offer to buy or sell or the solicitation of an offer to buy or sell any of the securities described herein, nor shall there be any offer, solicitation or sale of such securities in any jurisdiction in which such offer, solicitation or sale would be unlawful. A registration statement on Form S-4 relating to the exchange offers was declared effective by the Securities and Exchange Commission on June 10, 2020. The exchange offer is being made only pursuant to the terms of the exchange offer documents, including the prospectus dated June 11, 2020 and the related letter of transmittal.

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Silgan is a leading supplier of sustainable rigid packaging solutions for consumer goods products with annual net sales, on a pro forma basis including the dispensing business of the Albéa Group acquired on June 1, 2020, of approximately $4.9 billion in 2019. Silgan operates 110 manufacturing facilities in North and South America, Europe and Asia. The Company is a leading supplier of metal containers in North America and Europe for food and general line products. The Company is also a leading worldwide supplier of metal and plastic closures and dispensing systems for food, beverage, health care, garden, home, personal care and beauty products. In addition, the Company is a leading supplier of plastic containers for shelf-stable food and personal care products in North America.

Statements included in this press release which are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and the Securities Exchange Act of 1934, as amended. Such forward-looking statements are made based upon management’s expectations and beliefs concerning future events impacting the Company and therefore involve a number of uncertainties and risks, including, but not limited to, those described in the Company’s Annual Report on Form 10-K for 2019 and other filings with the Securities and Exchange Commission. Therefore, the actual results of operations or financial condition of the Company could differ materially from those expressed or implied in such forward-looking statements.

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